SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 12, 2002



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                 1-12334                 95-4114732
           --------                 -------                 ----------
 (State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Items

      APRIL 12, 2002 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today announced its financial results for the year and quarter ended December 31, 2001.

      Financial results for full year 2001
      ------------------------------------

      Fortune incurred a net loss for the year ended December 31, 2001 of $3,130,000, or $0.19 per share, compared to the 2000 net loss of $247,000, or $0.01 per share. The higher 2001 loss resulted from lower oil and gas production and $2,177,000 non-cash impairments to oil and gas properties.

      Fortune's oil and gas revenues decreased 36% to $1,780,000 in 2001 primarily because of lower oil and gas production, offset partially by higher gas prices. Gas prices increased 16% to $4.78 per Mcf during 2001 versus $4.11 per Mcf for 2000. Oil prices decreased 18% to $24.39 per Bbl versus $29.67 per Bbl for 2000. Gas production decreased 44% to 332,200 Mcf while oil production decreased 37% to 7,900 Bbls for 2001 compared to 2000.

      Fortune's production gains resulting from successful drilling at Cadiz, La Rosa and Gamble Gully were not sufficient to offset production challenges and declines from depletion. Also, Fortune's recently completed La Rosa C-12 discovery will not impact operating results until the first quarter of 2002. A significant portion of the production decline results from the previously reported loss of production from the South Timbalier Block 86 well that ceased producing due to transportation line pressure in March 2001. Although the well produced approximately 2 million cubic feet of gas per day for a brief period during August 2001 and there are plans by the operator to conduct further operations to attempt to restore production, there is no assurance that production will resume. This well accounted for approximately 28% of Fortune's revenues during 2000 but production had been declining since reaching a peak in May 2000. Also, problems at the La Rosa field during August and September 2001 with the primary salt water disposal well in the field resulted in oil and gas production curtailments during those months. The problems were corrected in October and production is being increased. Delays in drilling operations, primarily because of shortages of equipment and contractors, hindered our efforts to add new production during 2001. Field production at La Rosa had dipped to 1,058 mcfe/d at December 31, 2001 but has increased 73% to 1,822 mcfe/d as of April 11, 2002.

      Depreciation, depletion and amortization (DD&A) decreased 40% to $573,000 for 2001 versus 2000 primarily because of the lower production in 2001.

      General and administrative expense increased 17% to $1,291,000 for 2001 compared to 2000 because of higher costs in most categories of overhead. As the Company mentioned in its January 14, 2002 press release, significant steps have been taken since December 31, 2001 to reduce general and administrative expenses.

      The comparative 2000 loss includes a $119,000 extraordinary loss attributable to the non-cash premium paid to the noteholders who converted their $930,000 of notes to common stock during the first quarter of 2000.

      At December 31, 2001, Fortune reported a cash balance of $507,000 and a net working capital balance of $397,000. Fortune reported $191,000 of cash flow in its operating activities during 2001 compared to $525,000 during 2000. Before considering the effect of changes in operating assets and liabilities, cash flow was $(325,000) during 2001 compared $853,000 for 2000. The lower cash flow resulted from the lower oil and gas production and higher general and administrative expense.

      Fourth quarter 2001 versus 2000
      -------------------------------

      Fortune realized a net loss for the fourth quarter of 2001 of $924,000, or $0.06 per share, compared to net income of $248,000, or $0.02 per share for the same period in 2000. The significantly higher loss in 2001 results primarily from a $477,000 non-cash impairment expense in 2001, lower oil and gas production and lower oil and gas prices.

      Fortune's oil and gas revenues decreased 80% to $200,000 in the fourth quarter of 2001 versus 2000. Gas prices decreased 55% to $2.44 per Mcf during the fourth quarter of 2001 versus $5.40 per Mcf for the same 2000 period. Oil prices decreased 42% to $18.25 per Bbl versus $31.66 per Bbl for 2000. Gas production decreased 60% to 68,300 Mcf while oil production decreased 34% to 1,900 Bbls for the fourth quarter of 2001 as compared to the same period in 2000.

     A significant portion of the production decline is attributable to the previously discussed reported loss of production from the South Timbalier Block 86 well, which accounted for 20% of Fortune's fourth quarter 2000 revenue, and the temporary production problems at La Rosa field. Also, the Cutoff Field well, which contributed 26% of Fortune's oil and gas revenues during the fourth quarter of 2000 did not produce during the fourth quarter of 2001. Fortune plans to relinquish its interest in the Cutoff Field well.

      Production and operating expense decreased 15% to $167,000 for the fourth quarter of 2001 versus 2000 because of lower production taxes as a result of the lower oil and gas revenues. DD&A expense decreased 59% to $102,000 during the fourth quarter of 2001 because of the lower production. General and administrative expense increased 28% to $314,000 for the fourth quarter of 2001 compared to 2000 because of higher costs in most categories of overhead partially related to efforts to acquire an interest in the Texas onshore exploration program announced in a press release on February 20, 2002.

      Liquidity
      ---------

      Notwithstanding Fortune's positive working capital position and absence of short-term debt at December 31, 2001, Fortune has concerns about its financial results going forward. Fortune expects to report negative cash flow during the first quarter of 2002. Fortune believes that its negative cash flow and earnings trend may continue until it achieves additional success in its drilling program or until commodity prices improve significantly. Fortune's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should Fortune be unable to continue as a going concern. To improve its viability as a going concern, Fortune has recently taken the following steps:

o Acquired a working interest in a new exploration program, the "Texas Onshore Exploration Program", in an effort to increase the quality of the drilling projects available to Fortune and the opportunity to have greater control over the exploration process by acting as operator on 50% of the prospects delineated in the program;

o Hired Ron Nowak as the Company's new President and Chief Operating Officer in an effort to enhance the quality of the technical review applied to Fortune's drilling projects and to manage all oil and gas operations;

o    Reduced overhead expenses by reducing staff and cutting other expenditures;

o Obtained $500,000 in short-term bridge financing to finance the initial expenditures of its new exploration program; and

o Begun a private placement offering to raise up to $4 million to fund its operations and repay the bridge financing.

      If the private placement offering is successful, Fortune believes that it will have the capital to fund its operations during the short term. However, drilling success, improved commodity prices and/or additional financings will be necessary to fund long-term growth.

      Chairman's Remarks
      ------------------

      Mr. Tyrone J. Fairbanks, Fortune's Chairman and Chief Executive Officer stated, "Last year was a very difficult one for our industry and our Company. The steep downward slide in natural gas prices, combined with the financial impact resulting from the events of September 11, 2001 created uncertainties that shook our economy and especially our industry. At Fortune, we believe we have taken significant steps toward recovery as evidenced by our earlier press releases this year announcing senior management changes, the appointment of Ron Nowak as President and Chief Operating Officer, expense cutting and our participation in our large-scale Texas Onshore Exploration Program. Significant challenges remain for the Company, but we continue to be focused on our goal to adequately finance our new exploration efforts and bring improved value to our shareholders."

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's latest Report on Form 10-KSB, as well as other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

                                  ************

                                           Company Contact:  Tyrone J. Fairbanks
                                                   Chairman of the Board and CEO
                                                                 (281)  872-1170
                                            E-mail:  investor@fortunenatural.com

                      FORTUNE NATURAL RESOURCES CORPORATION
                            Statements of Operations
                            ------------------------
                   ($ in thousands, except per share figures)

                                                        Three Months Ended  Twelve Months Ended
                                                           December 31,       December 31,
                                                        ------------------  -----------------
                                                          2001      2000     2001    2000
                                                        --------  --------  --------  --------
                                                             (Unaudited)
REVENUES
   Sales of oil and gas, net of royalties ............  $    200  $  1,001  $  1,780  $  2,794
   Other income ......................................         5        10        39        36
                                                        --------  --------  --------  --------
                                                             205     1,011     1,819     2,830
                                                        --------  --------  --------  --------
COSTS AND EXPENSES
   Production and operating ..........................       167       196       630       634
   Provision for depletion,
     depreciation and amortization ...................       102       250       573       949
   General and administrative ........................       314       247     1,291     1,099
   Interest ..........................................        69        70       278       276
   Impairments to oil and gas properties .............       477       --      2,177      --
                                                        --------  --------  --------  --------
                                                           1,129       763     4,949     2,958
                                                        --------  --------  --------  --------
Income (loss) before extraordinary item ..............      (924)      248    (3,130)     (128)
Extraordinary loss on early extinguishments of debt ..      --        --        --        (119)
                                                        --------  --------  --------  --------
Net income (loss) ....................................  $   (924) $    248  $ (3,130) $   (247)
                                                        ========  ========  ========  ========
Weighted average number of common
   shares outstanding (thousands) ....................    16,479     16,409   16,464    15,865
                                                        ========  ========  ========  ========

Net income (loss) per common share (basic and diluted)
   Income (loss) before extraordinary item ...........  $  (0.06) $   0.02  $  (0.19) $  (0.01)
   Extraordinary item ................................      --         --       --       (0.01)
                                                        --------  --------  --------  --------
      Net income (loss) per common share .............  $  (0.06) $   0.02  $  (0.19) $  (0.02)
                                                        ========  ========  ========  ========

Net cash provided by (used in) -
   Operating activities
      Before changes in operating assets
       and liabilities ...............................  $   (323) $    509  $   (325) $    853
                                                        ========  ========  ========  ========
      After changes in operating assets
       and liabilities ...............................  $   (185) $    382  $    191  $    525
                                                        ========  ========  ========  ========

   Investing activities ..............................  $   (114) $    (30) $   (702) $   (554)
                                                        ========  ========  ========  ========

   Financing activities ..............................  $   --    $   --    $    (10) $    763
                                                        ========  ========  ========  ========

                            Summary of Balance Sheets

                                       December 31, 2001    December 31, 2000
                                       -----------------    -----------------
Net working capital                         $   397              $ 1,424
Property and equipment, net                   3,681                5,729
Total assets                                  4,427                7,429
Long-term debt                                2,295                2,295
Net stockholders' equity                      1,783                4,858

                                 Production Data

                                                        Three Months Ended  Twelve Months Ended
                                                           December 31,       December 31,
                                                        ------------------  -----------------
                                                          2001      2000     2001    2000
                                                        --------  --------  --------  --------
                                                             (Unaudited)
Net production:
   Oil (Bbl)                                               1,900     2,800     7,900    12,400
   Gas (Mcf)                                              68,300   168,800   332,200   590,900
Average sales prices for period:
   Oil ($/Bbl)                                            $18.25    $31.66    $24.39    $29.67
   Gas ($/Mcf)                                              2.44      5.40      4.78      4.11

Item 7. Financial Statements and Exhibits

        None

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           FORTUNE NATURAL RESOURCES CORPORATION



                           By:  /s/ Ronald P. Nowak
                                -------------------------------------
                                Ronald P. Nowak
                                President and Chief Operating Officer



Date:  April 12, 2002